Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Medtronic plc on Form S-8 of our reports dated November 24, 2014, relating to the consolidated financial statements and financial statement schedule of Covidien plc (the “Company”) and the effectiveness of Covidien plc’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Covidien plc for the year ended September 26, 2014.

/S/ DELOITTE & TOUCHE LLP Boston, Massachusetts
January 26, 2015